Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of NutraCea of our report dated March 30, 2007, related to our audit of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Perry-Smith LLP

Sacramento, California
March 30, 2007